Exhibit 99.1
TESORO CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

•	Fourth quarter net earnings from continuing operations of $78 million, or $0.66 per diluted share, consolidated net earnings of $101 million and EBITDA of $468 million

•	Full year net earnings from continuing operations of $724 million, or $6.04 per diluted share, consolidated net earnings of $860 million and EBITDA of $2.4 billion

•	Full year Logistics operating income grew 24% from last year to $487 million

•	Marketing operating income for 2016 was $830 million; total branded stations increased 4% during 2016 to 2,492

•	Returned $499 million to shareholders for the year, including $63 million in the quarter

•	Announced acquisition of Western Refining, Inc. on November 17, 2016

SAN ANTONIO - February 6, 2017 - Tesoro Corporation (NYSE:TSO) today reported fourth quarter net earnings from continuing operations attributable to Tesoro of $78 million, or $0.66 per diluted share, compared to $54 million, or $0.45 per diluted share a year ago. Consolidated net earnings were $101 million for the fourth quarter 2016 compared to $83 million for the same period last year. EBITDA for the fourth quarter 2016 was $468 million compared to $388 million last year. Fourth quarter operating income and EBITDA include a pre-tax benefit of $123 million in 2016 and pre-tax loss of $276 million related to a lower of cost or market (LCM) inventory adjustment in 2015.

	Three Months Ended December 31,		Years Ended December 31,
(Unaudited) ($ in millions, except per share data)	2016	2015	2016	2015
Operating Income
Refining	$43	$12	$535	$1,871
TLLP	123	97	487	393
Marketing	169	175	830	899
Total Segment Operating Income	$335	$284	$1,852	$3,163
Net Earnings From Continuing Operations Attributable to Tesoro	$78	$54	$724	$1,544

Diluted EPS - Continuing Operations	$0.66	$0.45	$6.04	$12.39
Diluted EPS - Discontinued Operations	—	—	0.08	(0.03)
Total Diluted EPS	$0.66	$0.45	$6.12	$12.36

“We made excellent progress in 2016 executing our growth and productivity improvement strategies. This included achieving very strong safety and refining availability, delivering annual improvements to operating income and making strategic acquisitions that position the Company for further growth. We returned approximately $500 million to shareholders in the form of share repurchases and dividends and invested in high-return capital projects. We achieved these results despite a challenging market environment characterized by lower refining margins and weaker crude oil differentials,” said Greg Goff, Chairman and CEO.

“Looking ahead to 2017, we are excited about the potential opportunities that we see from an attractive refining market environment, strong consumer demand for gasoline and numerous strategic initiatives underway to continue to improve operating income. Additionally, we are looking forward to continued growth of Tesoro through our pending acquisition of Western Refining,” added Goff.

SEGMENT RESULTS
REFINING. Refining operating income was $43 million for the fourth quarter 2016 compared to $12 million in 2015 and segment EBITDA was $205 million compared to $146 million in 2015. Fourth quarter 2016 operating income and segment EBITDA include a pre-tax benefit of $123 million related to a LCM inventory adjustment compared to a pre-tax loss of $276 million in the fourth quarter 2015.

The Tesoro Index(a) was $10.59 per barrel during the fourth quarter with a gross refining margin of $9.45 per barrel. This compares to the Tesoro Index of $15.60 per barrel with a gross refining margin of $9.05 per barrel in the fourth quarter 2015. The year-over-year comparisons of operating results and refining gross margins primarily reflect the relatively strong market conditions in 2015 as well as LCM impacts. Total refinery throughput for the quarter was 841 thousand barrels per day, or 94% utilization. Manufacturing costs in the fourth quarter 2016 decreased by 3% per barrel over last year to $5.43 per barrel primarily due to higher refinery throughput in the fourth quarter 2016. Total refinery utilization was 93% for 2016.

LOGISTICS. Logistics operating income increased to $123 million in the fourth quarter 2016 from $97 million a year ago and segment EBITDA increased to $177 million from $146 million last year. The performance of Tesoro Logistics LP (NYSE: TLLP) was driven by year-over-year growth in crude oil gathering throughput, terminalling and transportation throughput and contributions from the acquisitions of the Alaska Storage and Terminalling Assets completed during the third quarter 2016 and the Northern California Terminalling and Storage Assets completed in November.

MARKETING. Marketing operating income was $169 million, segment EBITDA was $192 million and fuel margins were 11.4 cents per gallon in the fourth quarter 2016. This compares to operating income of $175 million, segment EBITDA of $187 million and fuel margins of 11.7 cents per gallon last year. Consumer demand remained strong, with year-over-year U.S. gasoline demand growth of approximately 1.6% and California gasoline demand growth of approximately 2.1%, through October. Additionally, U.S. vehicle miles traveled improved by approximately 3.1% year-over-year through November. The Company successfully executed its strategy of growing its branded station network, increasing total branded stations by 95 to 2,492 at the end of 2016.

CORPORATE AND OTHER
Corporate and unallocated costs for the fourth quarter 2016 were $111 million and include approximately $3 million of costs related to the pending acquisition of Western Refining, Inc. (NYSE: WNR) announced in November 2016. Net interest was $84 million in the fourth quarter 2016, which includes $20 million of bridge financing costs and $2 million of additional interest related related to the pending acquisition of Western Refining. The effective tax rate was 39.2% for the quarter and 33.4% for the full year.

BALANCE SHEET AND CASH FLOW
Tesoro ended the fourth quarter with $3.3 billion in cash and cash equivalents, up from $942 million at the end of 2015. This was primarily driven by proceeds from the $1.6 billion of senior notes issued during the quarter related to the announced acquisition of Western Refining and $672 million of higher cash and cash equivalents at TLLP. Tesoro has $2.0 billion of availability under its revolving credit facility and an additional $1.0 billion of availability under its new revolving credit facility that is contingent on the close of the Western Refining acquisition. As a result of the senior notes issuance to fund the Western Refining acquisition, total debt, net of unamortized issuance costs, was $6.9 billion or 46% of total capitalization at the end of the fourth quarter. Excluding TLLP debt and equity, total debt was $2.9 billion or 35% of total capitalization.

Capital spending for the fourth quarter 2016 was $233 million for Tesoro and $91 million for TLLP. Turnaround expenditures for the fourth quarter were $101 million. Capital spending for the full year 2016 was $676 million for Tesoro and $272 million for TLLP. Turnaround expenditures for the full year were $334 million.

The Company paid cash dividends of $63 million in the fourth quarter 2016. For the full year 2016, Tesoro repurchased 3.2 million shares for $250 million and paid cash dividends of $249 million. Additionally, Tesoro today announced that its board of directors has declared a quarterly cash dividend of $0.55 per share payable on March 15, 2017 to all holders of record as of February 28, 2017. Tesoro continues to maintain a strong balance sheet while investing in high-return capital projects, pursuing strategic acquisitions and returning cash to shareholders.

STRATEGIC UPDATE
On November 17, 2016, Tesoro announced a definitive agreement under which Tesoro will acquire Western Refining in a primarily stock transaction. This transaction is an important step for Tesoro in its ongoing commitment to creating significant value for shareholders, employees and key community partners. The acquisition is expected to create a premier, highly integrated and geographically diversified refining, marketing and logistics company and provide a strong platform for earnings growth and cash flow generation. The transaction is expected to close in the first half of 2017 and is subject to customary closing conditions, including approval by the shareholders of both companies and the receipt of regulatory approval.

Also, during the quarter, Tesoro issued $1.6 billion in debt in the form of senior notes. The Company intends to use a combination of the net proceeds from senior notes, cash on hand and borrowings under its amended revolving credit facility to fund the cash consideration and other amounts related to Western Refining acquisition. Additional uses may include the repayment and redemption of certain outstanding indebtedness of Western Refining and its subsidiaries and the payment of related fees and expenses.

Additionally during the quarter, Tesoro sold the Northern California Terminalling and Storage Assets to TLLP for a total consideration of $400 million, which included cash proceeds of $360 million and the issuance of common and general partner units to Tesoro, valued at approximately $40 million.

On January 1, 2017, TLLP closed the previously announced acquisition of crude oil, natural gas and produced water gathering systems and two natural gas processing facilities for total consideration of approximately $700 million. The North Dakota Gathering and Processing Assets include over 650 miles of crude oil, natural gas and produced water gathering pipelines, 170 MMcf per day of natural gas processing capacity and 18,700 barrels per day of fractionation capacity in the Williston Basin in North Dakota.

The Company’s expectations for 2016 were a Tesoro Index of $12 to $14 per barrel, Marketing segment fuel margins of 11 to 14 cents per gallon and crude oil differentials reflecting transportation costs. For the full year 2016, the Tesoro Index was at the low end of the range and Marketing fuel margins were in line with expectations. Crude oil differentials were significantly narrower than expectations and resulted in lower year-over-year capture rates and refining profitability. For the full year 2016, Tesoro delivered an estimated $485 million of year-over-year improvements from higher utilization and operational efficiencies versus our original commitment of $500 to $600 million, which was revised to $400 to $500 million in the second quarter of 2016.

Additionally, the Company also committed to delivering $400 to $500 million of annual improvements to operating income in 2016, consisting of $200 to $250 million in Refining, $175 to $200 million in Logistics and $25 to $50 million in Marketing. For the full year 2016, we estimate that Tesoro delivered approximately $420 million of annual improvements to operating income, including Refining improvements of approximately $245 million, Logistics improvements of approximately $130 million and Marketing improvements of approximately $45 million. Estimated Logistics improvements were below the range primarily due to the weak commodity price environment, which impacted crude oil and natural gas volumes and organic growth.

2017 OUTLOOK
In November 2016, the Company issued its expectations for 2017, which include a Tesoro Index of $12 to $14 per barrel and Marketing segment fuel margins of 11 to 14 cents per gallon. In addition, Tesoro committed to delivering an estimated $475 to $575 million of annual improvements in operating income in 2017, excluding any expected synergies from the proposed Western Refining acquisition, through the execution of its growth and productivity plans. These improvements consist of $305 to $355 million in Refining, $125 to $150 million in Logistics and $45 to $70 million in Marketing. The Company expects total capital expenditures of approximately $1.2 billion, consisting of $870 million at Tesoro and $325 million at TLLP. Turnaround expenditures for the full year 2017 are expected to be $360 million.

PUBLIC INVITED TO LISTEN TO ANALYST AND INVESTOR CONFERENCE CALL
At 7:30 a.m. CT tomorrow morning, Tesoro will live broadcast its conference call with analysts regarding fourth quarter and full year 2016 results and other business matters. Interested parties may listen to the conference call by logging on to http://www.tsocorp.com.

ABOUT TESORO CORPORATION
Tesoro Corporation, a Fortune 100 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of over 895,000 barrels per day and ownership in a logistics business, which includes an interest in Tesoro Logistics LP (NYSE: TLLP) and ownership of its general partner. Tesoro's retail-marketing system includes over 2,400 retail stations under the ARCO®, Shell®, Exxon®, Mobil®, USA Gasoline(TM), Rebel(TM) and Tesoro® brands.

This earnings release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation statements concerning: our operational, financial and growth strategies, including continued growth, maintaining a strong balance sheet, investing in high-return capital projects, pursuing acquisitions, and returning cash to our shareholders; our ability to successfully effect those strategies and the expected timing and results thereof; our financial and operational outlook, and ability to fulfill that outlook; our financial position, liquidity and capital resources; expectations regarding future economic and market conditions and their effects on us; statements regarding the pending acquisition of Western Refining, the expected benefits to key stakeholders, and the expected timing and financing thereof; and our 2017 outlook, including expectations relating to the Tesoro Index, marketing segment fuel margins, annual improvements to operating income and the drivers thereof, including expectations with respect to each segment, total capital expenditures and the allocation thereof, turnaround expenditures, and first quarter 2017 guidance. For more information concerning factors that could affect these statements, see our annual report on Form 10-K, quarterly reports on Form 10-Q, and other public filings and press releases, available at www.tsocorp.com. We undertake no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise.

Contact:

Investors:
Sam Ramraj, Vice President, Investor Relations, (210) 626-4757

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

(a)
As a performance benchmark, we utilize crack spreads and the Tesoro Index to measure the difference between market prices for crude oil and refined products. Crack spreads are a commonly used proxy within the industry to estimate or identify trends in gross refining margins, while the Tesoro Index is more specifically designed around Tesoro’s assets. Crack spreads and the Tesoro Index can fluctuate significantly over time as a result of market conditions and supply and demand balances. For example, The West Coast 321 crack spread is calculated using three barrels of Alaska North Slope crude oil (ANS) producing two barrels of Los Angeles CARB gasoline and one barrel of Los Angeles CARB diesel. In comparison the Tesoro Index uses several crude oils and approximately 8 to 10 products to provide a potentially closer representation of the trends in the available margin. Our actual gross refining margins differ from these crack spreads and the Tesoro Index based on the actual slate of crude oil we run at our refineries and the products we produce or yield.

TESORO CORPORATION
FULL YEAR 2017 EXPECTED ANNUAL IMPROVEMENTS TO OPERATING INCOME (Unaudited)

Expected Annual Improvements to Operating Income by Segment ($ in millions)
Refining	$ 305 - 355
TLLP	$ 125 - 150
Marketing	$ 45 - 70
Total Expected Annual Improvements to Operating Income	$ 475 - 575

TESORO CORPORATION
FIRST QUARTER 2017 GUIDANCE (Unaudited)

Throughput (Mbpd)
California	490 - 515
Pacific Northwest	175 - 185
Mid-Continent	135 - 150
Consolidated	800 - 850

Manufacturing Cost ($/throughput barrel)
California	$ 6.85 - 7.10
Pacific Northwest	$ 4.15 - 4.40
Mid-Continent	$ 4.35 - 4.60
Consolidated	$ 5.85 - 6.10

Corporate/System ($ millions)
Refining depreciation	$ 146
TLLP depreciation	$ 55
Marketing depreciation	$ 12
Corporate and other depreciation	$ 7
Corporate expense (before depreciation)	$ 95 - 100
Interest expense (before interest income)	$ 92
Noncontrolling Interest	$ 40 - 50

2017 CAPITAL OUTLOOK (Unaudited) (in millions)

2017 Capital Expenditures Outlook
Capital Expenditures
Tesoro Corporation	$870
Tesoro Logistics LP	325
Total Capital Expenditures	$1,195

2017 Tesoro Capital Expenditures Outlook
Tesoro Capital Expenditures
Income	$325
Regulatory	90
Maintenance	455
Total Tesoro Corporation Capital Expenditures	$870

Turnaround Expenditures	$360

2017 TLLP Capital Expenditures Outlook
TLLP Capital Expenditures
Growth	$230
Maintenance	95
Total Tesoro Logistics LP Capital Expenditures	$325

NON-GAAP MEASURES

Our management uses certain “non-GAAP” performance measures to analyze operating segment performance and “non-GAAP” financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These financial non-GAAP measures are important factors in assessing our operating results and profitability and include:

•	EBITDA—U.S. GAAP-based net earnings before interest, income taxes, and depreciation and amortization expenses

•	Segment EBITDA—a segment’s U.S. GAAP operating income before depreciation and amortization expenses plus equity in earnings (loss) of equity method investments and other income (expense), net

•
Debt to capitalization ratio excluding TLLP—the ratio achieved by dividing the net result of our consolidated debt less all debt owed by TLLP (both net of unamortized issuance costs) by the sum of our consolidated debt less TLLP’s total debt (both net of unamortized issuance costs) and our total equity less noncontrolling interest associated with the public ownership of TLLP

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to:

•	our operating performance as compared to other publicly traded companies in the refining, logistics and marketing industries, without regard to historical cost basis or financing methods;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management also uses these measures to assess internal performance, and we believe they may provide meaningful supplemental information to the users of our financial statements. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See the tables below for reconciliations between each non-GAAP financial measure and its most directly comparable U.S. GAAP financial measure.

ITEMS IMPACTING COMPARABILITY

The TLLP financial and operational data presented include the historical results of all assets acquired from Tesoro prior to the acquisition dates. The acquisitions from Tesoro were transfers between entities under common control. Accordingly, the financial information of TLLP contained herein has been retrospectively adjusted to include the historical results of the assets acquired in the acquisitions from Tesoro prior to the effective date of each acquisition for all periods presented. The TLLP financial data is derived from the combined financial results of the TLLP predecessor (the “TLLP Predecessor”). We refer to the TLLP Predecessor and, prior to each acquisition date, the acquisitions from Tesoro collectively, as “TLLP’s Predecessors.”

TESORO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions)

	December 31,
	2016	2015
ASSETS
Current Assets
Cash and cash equivalents (TLLP: $688 and $16, respectively)	$3,295	$942
Receivables, net of allowance for doubtful accounts	1,108	792
Inventories, net (b)	2,640	2,302
Prepayments and other current assets	371	271
Total Current Assets	7,414	4,307
Property, Plant and Equipment, Net (TLLP: $3,444 and $3,681, respectively)	9,976	9,541
Other Noncurrent Assets, Net (TLLP: $1,446 and $1,198, respectively)	3,008	2,484
Total Assets	$20,398	$16,332

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,032	$1,568
Current maturities of debt	465	6
Other current liabilities	1,057	956
Total Current Liabilities	3,554	2,530
Deferred Income Taxes	1,428	1,222
Debt, Net of Unamortized Issuance Costs (TLLP: $4,053 and $2,844, respectively)	6,468	4,067
Other Noncurrent Liabilities	821	773
Total Equity	8,127	7,740
Total Liabilities and Equity	$20,398	$16,332

(b)
The replacement cost of our crude oil and refined product inventories exceeded carrying value by approximately $107 million at December 31, 2016. We recorded a lower of cost or market (“LCM”) reserve of $359 million at December 31, 2015 to cost of sales for our crude oil, refined products, oxygenates and by-product inventories to adjust carrying value of our inventories to reflect replacement cost.

TESORO CORPORATION
RESULTS OF CONSOLIDATED OPERATIONS (Unaudited) (In millions, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Revenues	$6,652	$6,273	$24,582	$28,711
Costs and Expenses:
Cost of sales (excluding the lower of cost or market inventory valuation adjustment)	5,533	4,828	19,658	21,928
Lower of cost or market inventory valuation adjustment (b)	(123)	276	(359)	317
Operating expenses	680	649	2,541	2,455
Selling, general and administrative expenses (c)	118	101	401	386
Depreciation and amortization expenses	218	203	851	756
Loss on asset disposals and impairments	2	30	9	42
Operating Income	224	186	1,481	2,827
Interest and financing costs, net	(84)	(54)	(274)	(217)
Equity in earnings (loss) of equity method investments	1	(2)	13	7
Other income, net (d)	25	1	57	13
Earnings Before Income Taxes	166	131	1,277	2,630
Income tax expense	65	48	427	936
Net Earnings From Continuing Operations	101	83	850	1,694
Earnings (Loss) from discontinued operations, net of tax	—	—	10	(4)
Net Earnings	101	83	860	1,690
Less: Net earnings (loss) from continuing operations attributable to noncontrolling interest	23	29	126	150
Net Earnings Attributable to Tesoro Corporation	$78	$54	$734	$1,540

Net Earnings (Loss) Attributable to Tesoro Corporation
Continuing operations	$78	$54	$724	$1,544
Discontinued operations	—	—	10	(4)
Total	$78	$54	$734	$1,540

Net Earnings (Loss) Per Share - Basic:
Continuing operations	$0.67	$0.46	$6.11	$12.53
Discontinued operations	—	—	0.08	(0.03)
Total	$0.67	$0.46	$6.19	$12.50
Weighted average common shares outstanding - Basic	116.8	120.0	118.5	123.2

Net Earnings (Loss) Per Share - Diluted:
Continuing operations	$0.66	$0.45	$6.04	$12.39
Discontinued operations	—	—	0.08	(0.03)
Total	$0.66	$0.45	$6.12	$12.36
Weighted average common shares outstanding - Diluted	118.2	121.4	119.9	124.6

(c)
Includes stock-based compensation expenses of $14 million and $18 million for the three months ended December 31, 2016 and 2015, respectively, and expense of $35 million and $75 million for the years ended December 31, 2016 and 2015, respectively. The significant impact to stock-based compensation expense is primarily a result of changes in Tesoro’s stock price.

(d)
Other income, net included insurance proceeds related to a shipment of contaminated crude oil that was received in 2014 as well as a refund of certain tariff charges that were disputed. Additionally, a gain recognized by TLLP on a settlement of amounts disputed by one of its customers on the annual calculation of the natural gas gathering rate is included for the year ended December 31, 2016. During the year ended December 31, 2015, we recorded a gain of $11 million as other income for insurance proceeds related to the settlement of claims associated with the Washington Refinery Fire.

TESORO CORPORATION
SELECTED SEGMENT OPERATING DATA (Unaudited) (In millions)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Earnings Before Income Taxes
Refining	$43	$12	$535	$1,871
TLLP	123	97	487	393
Marketing	169	175	830	899
Total Segment Operating Income	335	284	1,852	3,163
Corporate and unallocated costs (c)	(111)	(98)	(371)	(336)
Operating Income	224	186	1,481	2,827
Interest and financing costs, net	(84)	(54)	(274)	(217)
Equity in earnings (loss) of equity method investments	1	(2)	13	7
Other income, net (d)	25	1	57	13
Earnings Before Income Taxes	$166	$131	$1,277	$2,630
Depreciation and Amortization Expenses
Refining	$148	$137	$588	$504
TLLP	51	48	190	187
Marketing	13	12	49	46
Corporate	6	6	24	19
Total Depreciation and Amortization Expenses	$218	$203	$851	$756
Segment EBITDA
Refining	$205	$146	$1,163	$2,375
TLLP	177	146	696	587
Marketing	192	187	889	945
Total Segment EBITDA	$574	$479	$2,748	$3,907
Capital Expenditures
Refining	$166	$110	$519	$530
TLLP	91	86	272	386
Marketing	12	14	34	34
Corporate	55	40	123	56
Total Capital Expenditures	$324	$250	$948	$1,006

TESORO CORPORATION
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited) (In millions)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Reconciliation of Net Earnings to EBITDA
Net earnings	$101	$83	$860	$1,690
Depreciation and amortization expenses	218	203	851	756
Interest and financing costs, net	84	54	274	217
Income tax expense	65	48	427	936
EBITDA	$468	$388	$2,412	$3,599

Reconciliation of Refining Operating Income to Refining Segment EBITDA
Refining Segment Operating Income	$43	$12	$535	$1,871
Depreciation and amortization expenses	148	137	588	504
Equity in loss of equity method investments	(2)	(3)	—	—
Other income, net (d)	16	—	40	—
Segment EBITDA	$205	$146	$1,163	$2,375

Reconciliation of TLLP Operating Income to TLLP Segment EBITDA
TLLP Segment Operating Income	$123	$97	$487	$393
Depreciation and amortization expenses	51	48	190	187
Equity in earnings of equity method investments	3	1	13	7
Other income, net (d)	—	—	6	—
Segment EBITDA	$177	$146	$696	$587

Reconciliation of Marketing Operating Income to Marketing Segment EBITDA
Marketing Segment Operating Income	$169	$175	$830	$899
Depreciation and amortization expenses	13	12	49	46
Other income, net (d)	10	—	10	—
Segment EBITDA	$192	$187	$889	$945

TESORO CORPORATION
OTHER SUMMARY FINANCIAL INFORMATION (Unaudited) (In millions)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Cash Flows From (Used in):
Operating activities	$103	$284	$1,304	$2,131
Investing activities	(297)	(346)	(1,317)	(1,129)
Financing activities	2,102	45	2,366	(1,060)
Increase (Decrease) in Cash and Cash Equivalents	$1,908	$(17)	$2,353	$(58)

			December 31,
			2016	2015
Working capital (current assets less current liabilities)			$3,860	$1,777
Total market value of TLLP units held by Tesoro (e)			$1,730	$1,633

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Cash distributions received from TLLP (f):
For common units held	$29	$22	$108	$80
For general partner units held	42	20	137	68
Total Cash Distributions Received from TLLP	$71	$42	$245	$148

TESORO CORPORATION
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited) (In millions, except percentages)

	December 31,
	2016	2015
Tesoro consolidated debt (g)	$6,933	$4,073
TLLP debt (g)	4,053	2,844
Tesoro Debt Excluding TLLP (g)	$2,880	$1,229

Total equity	$8,127	$7,740
Noncontrolling interest	2,662	2,527
Tesoro Corporation Stockholders’ Equity	$5,465	$5,213

Tesoro debt, net of unamortized issuance costs, to capitalization ratio (g)	46%	34%
Tesoro debt, net of unamortized issuance costs, to capitalization ratio excluding TLLP and noncontrolling interest (g)	35%	19%

(e)
Represents market value of the 34,055,042 and 32,445,115 common units held by Tesoro at December 31, 2016, and 2015, respectively. The market values were $50.81 and $50.32 per unit based on the closing unit price at December 31, 2016, and 2015, respectively.

(f)	Represents distributions received from TLLP during the three months and years ended December 31, 2016 and 2015 on common units and general partner units held by Tesoro.

(g)	These amounts and calculations are shown net of unamortized issuance costs.

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended December 31,		Years Ended December 31,
REFINING SEGMENT	2016	2015	2016	2015
Revenues
Refined products (h)	$5,779	$5,576	$21,213	$25,443
Crude oil resales and other	333	166	1,043	946
Refining Revenues	6,112	5,742	22,256	26,389
Cost of Sales
Cost of sales (excluding lower of cost or market adjustments) (i)	5,504	4,794	19,469	21,728
Lower of cost or market adjustments (b)	(123)	276	(359)	317
Refining cost of sales	5,381	5,070	19,110	22,045
Gross refining margin (j)	731	672	3,146	4,344
Expenses
Operating expenses
Manufacturing costs	419	417	1,591	1,594
Other operating expenses (k)	122	80	429	329
Selling, general and administrative expenses	(2)	2	2	14
Depreciation and amortization expenses	148	137	588	504
Other	1	24	1	32
Segment Operating Income	$43	$12	$535	$1,871

Gross Refining Margin ($/throughput barrel) (j) (l)	$9.45	$9.05	$10.42	$15.12
Manufacturing Cost before Depreciation and Amortization Expenses ($/throughput barrel) (l)	$5.43	$5.62	$5.27	$5.55

Total Refining Segment
Throughput (Mbpd)
Heavy crude	178	156	176	151
Light crude	607	596	598	580
Other feedstocks	56	55	51	56
Total Throughput	841	807	825	787
Yield (Mbpd)
Gasoline and gasoline blendstocks	457	420	451	409
Diesel fuel	209	181	189	169
Jet fuel	124	117	118	119
Heavy fuel oils, residual products, internally produced fuel and other	108	136	122	139
Total Yield	898	854	880	836
Refined Product Sales (Mbpd) (m)
Gasoline and gasoline blendstocks	510	516	523	510
Diesel fuel	159	222	210	204
Jet fuel	228	151	149	152
Heavy fuel oils, residual products and other	96	95	102	92
Total Refined Product Sales	993	984	984	958

(h)
Refined product sales include intersegment sales to our marketing segment of $3.5 billion for both the three months ended December 31, 2016 and 2015 and $13.7 billion and $16.3 billion for the year ended December 31, 2016 and 2015, respectively.

(i)
Included in our refining segment’s cost of sales were TLLP segment revenues for services provided to our refining segment of $194 million and $715 million for the three months and year ended December 31, 2016, respectively, and $161 million and $615 million for the three months and year ended December 31, 2015, respectively. These amounts are eliminated upon consolidation.

(j)
Gross refining margin approximates total refining throughput multiplied by the gross refining margin per barrel. Consolidated gross refining margin combines gross refining margin for each of our regions. Gross refining margin includes the effect of intersegment sales to the marketing segment and services provided by TLLP as well as the incremental expense or benefit associated with the LCM adjustments for all periods presented.

(k)
Included in our refining segment’s operating expenses are $22 million and $45 million related to environmental expenses for the three months and year ended December 31, 2016, respectively, and $15 million and $44 million for the three months and year ended December 31, 2015, respectively.

(l)
Management uses various measures to evaluate performance and efficiency and to compare profitability to other companies in the industry, including gross refining margin per barrel and manufacturing costs before depreciation and amortization expenses (“Manufacturing Costs”) per barrel. We calculate gross refining margin per barrel by dividing gross refining margin (revenues for manufactured refined products sold less costs of feedstocks, purchased refined products, transportation and distribution) by total refining throughput. We calculate Manufacturing Costs per barrel by dividing Manufacturing Costs by total refining throughput.

(m)	Sources of total refined product sales include refined products manufactured at our refineries and refined products purchased from third parties.

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended December 31,		Years Ended December 31,
Refining By Region	2016	2015	2016	2015
California (Martinez and Los Angeles)
Revenues
Refined products (h)	$3,873	$3,816	$14,231	$17,317
Crude oil resales and other	155	111	312	344
Regional Revenue	4,028	3,927	14,543	17,661
Cost of Sales
Cost of sales (excluding LCM)	3,595	3,226	12,671	14,522
LCM	(82)	181	(236)	207
Regional Cost of Sales	3,513	3,407	12,435	14,729
Gross refining margin (j)	515	520	2,108	2,932
Expenses
Manufacturing costs	296	293	1,119	1,144
Other operating expenses	69	52	210	206
Selling, general and administrative expenses	(2)	2	1	13
Depreciation and amortization expenses	95	93	375	336
Other	—	7	—	10
Operating Income	$57	$73	$403	$1,223

Gross refining margin per throughput barrel (i) (j)	$10.74	$11.54	$11.36	$16.29
Manufacturing costs per throughput barrel (j)	$6.17	$6.51	$6.02	$6.37
Capital Expenditures	$98	$65	$286	$200

Throughput (Mbpd)
Heavy crude	172	152	170	146
Light crude	317	296	304	309
Other feedstocks	32	42	33	38
Total Throughput	521	490	507	493

Yield (Mbpd)
Gasoline and gasoline blendstocks	300	262	294	264
Diesel fuel	131	105	113	100
Jet fuel	75	67	71	74
Heavy fuel oils, residual products, internally produced fuel and other	61	92	74	93
Total Yield	567	526	552	531

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Pacific Northwest (Washington and Alaska)
Revenues
Refined products (h)	$1,096	$996	$4,030	$4,767
Crude oil resales and other	51	36	226	350
Regional Revenue	1,147	1,032	4,256	5,117
Cost of Sales
Cost of sales (excluding LCM)	1,047	927	3,825	4,361
LCM	(24)	66	(84)	76
Regional Cost of Sales	1,023	993	3,741	4,437
Gross refining margin (j)	124	39	515	680
Expenses
Manufacturing costs	68	75	258	256
Other operating expenses	22	16	65	64
Selling, general and administrative expenses	—	—	1	—
Depreciation and amortization expenses	27	22	96	86
Other	—	5	—	6
Operating Income (Loss)	$7	$(79)	$95	$268

Gross refining margin per throughput barrel (i) (j)	$7.13	$2.39	$7.77	$10.96
Manufacturing costs per throughput barrel (j)	$3.97	$4.61	$3.90	$4.14
Capital Expenditures	$29	$26	$125	$113

Throughput (Mbpd)
Heavy crude	6	4	6	5
Light crude	165	164	162	151
Other feedstocks	18	9	13	14
Total Throughput	189	177	181	170

Yield (Mbpd)
Gasoline and gasoline blendstocks	82	76	80	75
Diesel fuel	39	34	35	31
Jet fuel	37	36	35	34
Heavy fuel oils, residual products, internally produced fuel and other	37	37	37	36
Total Yield	195	183	187	176

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Mid-Continent (North Dakota and Utah)
Revenues
Refined products (h)	$810	$764	$2,952	$3,359
Crude oil resales and other	127	19	505	252
Regional Revenue	937	783	3,457	3,611
Cost of Sales
Cost of sales (excluding LCM)	862	641	2,973	2,845
LCM	(17)	29	(39)	34
Regional Cost of Sales	845	670	2,934	2,879
Gross refining margin (j)	92	113	523	732
Expenses
Manufacturing costs	55	49	214	194
Other operating expenses	31	12	154	59
Selling, general and administrative expenses	—	—	—	1
Depreciation and amortization expenses	26	22	117	82
Other	1	12	1	16
Operating Income (Loss)	$(21)	$18	$37	$380

Gross refining margin per throughput barrel (i) (j)	$7.58	$8.77	$10.43	$16.17
Manufacturing costs per throughput barrel (j)	$4.57	$3.79	$4.29	$4.26
Capital Expenditures	$39	$19	$108	$217

Throughput (Mbpd)
Light crude	125	135	132	120
Other feedstocks	6	5	5	4
Total Throughput	131	140	137	124

Yield (Mbpd)
Gasoline and gasoline blendstocks	75	82	77	70
Diesel fuel	39	42	41	38
Jet fuel	12	14	12	11
Heavy fuel oils, residual products, internally produced fuel and other	10	7	11	10
Total Yield	136	145	141	129

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended December 31,		Years Ended December 31,
TLLP SEGMENT	2016	2015	2016	2015
Segment Operating Income
Revenues
Gathering
Gas gathering	$41	$42	$163	$170
Crude oil gathering pipeline	33	35	133	123
Crude oil trucking	9	9	36	46
Other	1	—	7	—
Processing
NGLs processing	24	25	98	96
Fee-based processing	26	26	106	107
Other processing	18	22	72	75
Terminalling and transportation
Terminalling	135	102	480	377
Pipeline transportation	32	31	125	118
TLLP Revenues (i)	319	292	1,220	1,112
Expenses
Operating expenses (n) (o)	120	124	444	428
General and administrative expenses (p)	24	22	95	103
Depreciation and amortization expenses	51	48	190	187
Gain on asset disposals and impairments	1	1	4	1
Segment Operating Income	$123	$97	$487	$393

Gathering
Gas gathering throughput (thousands of MMBtu/day) (q)	871	1,102	879	1,077
Average gas gathering revenue per MMBtu (q)	$0.51	$0.42	$0.51	$0.43
Crude oil gathering pipeline throughput (Mbpd)	218	205	212	188
Average crude oil gathering pipeline revenue per barrel	$1.68	$1.86	$1.72	$1.79
Crude oil trucking volume (Mbpd)	30	28	30	38
Average crude oil trucking revenue per barrel	$3.14	$3.27	$3.23	$3.25
Processing
NGLs processing throughput (Mbpd)	6.8	7.8	7.3	7.6
Average keep-whole fee per barrel of NGLs	$36.35	$35.00	$36.53	$34.46
Fee-based processing throughput (thousands of MMBtu/day)	611	748	639	743
Average fee-based processing revenue per MMBtu	$0.47	$0.38	$0.45	$0.39
Terminalling and Transportation
Terminalling throughput (Mbpd)	992	949	984	955
Average terminalling revenue per barrel	$1.48	$1.17	$1.33	$1.08
Pipeline transportation throughput (Mbpd)	874	841	868	825
Average pipeline transportation revenue per barrel	$0.39	$0.39	$0.39	$0.39

(n)
TLLP segment operating expenses include amounts billed by Tesoro for services provided to TLLP under various operational contracts. Amounts billed by Tesoro totaled $42 million and $166 million for the three months and year ended December 31, 2016, respectively, and $32 million and $135 million for the three months and year ended December 31, 2015, respectively. Operating expenses also include imbalance gains and reimbursements pursuant to the Amended Omnibus Agreement of $7 million and $24 million for the three months and year ended December 31, 2016, respectively, and $11 million and $42 million for the three months and year ended December 31, 2015, respectively. These amounts are eliminated upon consolidation. TLLP segment third-party operating expenses related to the transportation of crude oil and refined products related to Tesoro’s sale of those refined products during the ordinary course of business are reclassified to cost of sales in our statements of consolidated operations upon consolidation.

(o)
Included in our TLLP segment’s operating expenses are $10 million and $14 million related to environmental expenses for the three months and year ended December 31, 2016, respectively, and $23 million and $27 million for the three months and year ended December 31, 2015, respectively.

(p)
TLLP segment general and administrative expenses include amounts charged by Tesoro for general and administrative services provided to TLLP under various operational and administrative contracts. These amounts totaled $17 million and $69 million for the three months and year ended December 31, 2016, respectively, and $21 million and $72 million for the three months and year ended December 31, 2015, respectively, and are eliminated upon consolidation. General and administrative expenses are reclassified to cost of sales as it relates to Tesoro’s sale of refined products in our statements of consolidated operations upon consolidation.

(q)
Prior to the deconsolidation of Rendezvous Gas Services L.L.C. (“RGS”) as of January 1, 2016, fees paid by TLLP to RGS were eliminated upon consolidation and third-party transactions, including revenue and throughput volumes, were included in TLLP’s results of operations. Third party volumes associated with RGS, included in gas gathering volume for the three months and year ended December 31, 2015, were 132 thousand MMBtu/d and 141 thousand MMBtu/d, respectively, and reduced our average gas gathering revenue per MMBtu for both periods by $0.05.

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except cents per gallon)

	Three Months Ended December 31,				Years Ended December 31,
MARKETING SEGMENT	2016		2015		2016		2015
Revenues
Fuel	$3,912		$3,938		$15,405		$18,081
Other non-fuel	20		15		85		63
Total Revenues	3,932		3,953		15,490		18,144
Cost of Sales
Fuel	3,663		3,681		14,275		16,873
Other non-fuel	4		2		17		5
Total Cost of Sales	3,667		3,683		14,292		16,878
Gross Margin
Fuel (r)	249		257		1,130		1,208
Other non-fuel	16		13		68		58
Total Gross Margins	265		270		1,198		1,266
Expenses
Operating expenses (s)	77		77		298		300
Selling, general and administrative expenses	5		3		17		15
Depreciation and amortization expenses	13		12		49		46
Loss on asset disposals and impairments	1		3		4		6
Segment Operating Income	$169		$175		$830		$899

Fuel Sales (millions of gallons)	2,181		2,203		8,879		8,611
Fuel Margin (¢/gallon) (r)	11.4	¢	11.7	¢	12.7	¢	14.0	¢

Number of Branded Stations (at the end of the period)
MSO operated					594		592
Jobber/Dealer operated					1,898		1,805
Total Stations					2,492		2,397

(r)
Management uses fuel margin per gallon to compare fuel results to other companies in the industry. There are a variety of ways to calculate fuel margin per gallon and different companies may calculate it in different ways. We calculate fuel margin per gallon by dividing fuel gross margin by fuel sales volumes. Fuel margin and fuel margin per gallon include the effect of intersegment purchases from the refining segment.

(s)
Included in our marketing segment’s operating expenses are $4 million and $10 million related to environmental expenses for the three months and year ended December 31, 2016, respectively, and $5 million and $15 million for the three months and year ended December 31, 2015, respectively.

TESORO CORPORATION
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited) (in millions)

TLLP 2017 Annual Expected Segment EBITDA
Reconciliation of Projected Operating Income to Projected Annual Segment EBITDA:
Projected operating income	$760
Add: Depreciation and amortization expenses	225
Add: Equity in earnings of equity method investments	15
Projected Annual Segment EBITDA	$1,000

FORWARD LOOKING STATEMENTS

This communication contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the proposed Merger. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, the expected timing and likelihood of completion of the proposed Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that stockholders of the Company may not approve the issuance of new shares of common stock in the Merger or that stockholders of Western may not approve the Merger Agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or Western’s common stock, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company and Western to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies, the risk that the combined company may not buy back shares, the risk of the amount of any future dividend the Company may pay, and other factors. All such factors are difficult to predict and are beyond the Company’s control, including those detailed in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and registration statement on Form S-4 filed with the SEC on December 14, 2016, as amended (the “Form S-4”) that are available on its website at http://www.tsocorp.com and on the SEC’s website at http://www.sec.gov, and those detailed in Western’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Western’s website at http://www.wnr.com and on the SEC website at http://www.sec.gov. The Company’s and Western’s forward-looking statements are based on assumptions that the Company and Western believe to be reasonable but that may not prove to be accurate. The Company and Western undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It:

This communication may be deemed to be solicitation material in respect of the proposed transaction between the Company and Western. In connection with the proposed transaction, the Company has filed the Form S-4, containing a preliminary joint proxy statement/prospectus of the Company and Western and Western and/or the Company may file one or more additional proxy statements, registration statements, proxy statement/prospectus or other documents with the SEC. This communication is not a substitute for the proxy statement, registration statement, proxy statement/prospectus or any other documents that the Company or Western may file with the SEC or send to stockholders in connection with the proposed transaction. STOCKHOLDERS OF THE COMPANY AND WESTERN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE FORM S-4 AND ANY OTHER PROXY STATEMENT(S), REGISTRATION STATEMENT(S) AND/OR PROXY STATEMENT/PROSPECTUS(ES), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The Form S-4 has not yet become effective. After the Form S-4 is declared effective by the SEC, the Company and Western will each file with the SEC a definitive joint proxy statement/prospectus, and each of the Company and Western will file other documents with respect to the proposed transaction. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Western and/or the Company, as applicable. Investors and security holders will be able to obtain copies of these documents, including the proxy statement/prospectus, and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by the Company will be made available free of charge on the Company’s website at http://www.tsocorp.com or by contacting the Company’s Investor Relations Department by phone at 210-626-6000. Copies of documents filed with the SEC by Western will be made available free of charge on Western’s website at http://www.wnr.com or by contacting Western’s Investor Relations Department by phone at 602-286-1530 or 602-286-1533.

Participants in the Solicitation:

The Company and its directors and executive officers, and Western and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock and Western’s common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 22, 2016, and in the other documents filed after the date thereof by the Company with the SEC. Information about the directors and executive officers of Western is set forth in the proxy statement for Western’s 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 22, 2016, and in the other documents filed after the date thereof by Western with the SEC. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.